Exhibit 10.34

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) is made as of this __th day of January, 2008 by and among ______________, an individual residing at ____________(the “Buyer”) and Accountabilities, Inc., a Delaware corporation (the “Company”) with offices located at 195 Route 9 South, Suite 109, Manalapan, New Jersey 07726.

WHEREAS, the Buyer wish to buy and the Company wishes to sell _____ shares of the Company’s Common Stock and a warrant to acquire _____ shares of Common Stock at a exercise price of $0.50 per share in the form of Exhibit A hereto (the “Warrant”);

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.
Purchase of Shares .  The Company hereby sells to the Buyer, and the Buyer hereby purchases from the Company, _______ shares of the Company’s Common Stock (the “Shares”) and the Warrant for an aggregate purchase price (the “Purchase Price”) of ___________ DOLLARS ($__________)

2.	Representations of the Company . The Company hereby represents and warrants to the Buyer as follows:

(a)	The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey.

(b)	The Shares represent approximately one tenth of one percent (0.1%) of the Company’s outstanding Common Stock as of the date hereof.

(c)	The Company has the full corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

(d)
The Shares of Common Stock sold and issued to the Buyer pursuant to this Agreement are duly authorized, validly issued and non-assessable and the shares of Common Stock issuable upon the exercise of the Warrant ( the “Warrant Shares”), when issued in accordance with the terms of the Warrant, will be duly authorized, validly issued and non-assessable.

3.	Representations of the Buyer. The Buyer hereby represents and warrants to the Company as follows:

(a)	The Company has made available to the Buyer the opportunity to ask questions of, and receive answers from, the officers of the Company concerning the

Company and its business.  The Buyer acknowledges that he/she has purchased the Shares and Warrant without being furnished any prospectus.

(b)
The Shares and Warrant have been acquired for investment and not with a view to the resale or distribution of such securities or the Warrant Shares .  Such Shares  and Warrant are being acquired, and any Warrant Shares will be acquired, by the Buyer for his/her own account and with his/her own funds, and no other person shall have a direct or indirect beneficial interest in such securities.

(c)
The Buyer has adequate net worth to bear the risks of this investment and has adequate means of providing for his/her current needs and foreseeable personal contingencies, have no need for liquidity in this investment, and anticipates no need now or in the foreseeable future to sell the Shares, the Warrant or the Warrant Shares.

(d)
The Buyer understands that the Company engages in a highly competitive business and there can be no assurance that it will be able to operate profitably. This investment is highly speculative investment and involves a high degree of risk and is not recommended for any investor who cannot afford the risk of losing his/her entire investment.

(e)
The Buyer understands that none of the Shares, the Warrant or the Warrant Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption for private offerings.  Because the Company has no obligation to effect such registration, the Buyer may have to continue to bear the economic risk of their ownership of such securities for an indefinite period; and Buyer will not be permitted to transfer any of such securities in the absence of an opinion of counsel, if requested, satisfactory to the Company that registration is not required under the Securities Act and under applicable state securities laws.

(f)
The Buyer is an “Accredited Investors” as such term is defined in Rule 501 promulgated under the Securities Act, and has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of the transaction contemplated hereby.

(g)	The Buyer has been advised by the Company to consult with his/her own personal tax advisor to determine the effect of an investment in the Company on his/her Federal and state income tax status.

4.
Governing Law.   This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of Delaware, without giving effect to principles of conflict of laws.

5.
Severability.   If any provisions of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

6.
Benefit of Parties, Assignment.   This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and assigns.  This Agreement may not be assigned by any party hereto except with the prior written consent of the other party hereto.

7.	Headings. The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

8.
Construction.   As used in this Agreement, words in the singular shall be construed as including the plural and vice versa and words in one gender shall include all genders unless the context shall clearly require otherwise.

9.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be executed as of the day and year first above written.

ACCOUNTABILITIES, INC.	BUYER
/s/	/s/
Name: Stephen DelVecchia	Name:
Title: Chief Financial Officer	Social Security Number: